Exhibit 10.4

SUBSCRIPTION AGREEMENT
(Series A-2 — Debt Exchange)

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of March 18, 2009, by and between Irvine Sensors Corporation, a Delaware corporation (the “Company”) and the Purchasers identified on the signature page hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 3(a)(9), Section 4(2) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the Company currently has outstanding Series 1 Senior Subordinated Secured Convertible Notes dated as of December 30, 2005 in favor of the Purchasers (the “Series 1 Notes”).

WHEREAS, in connection herewith, the Purchasers desire to purchase shares of Series A-2 10% Cumulative Convertible Preferred Stock (the “Series A-2 Stock”) as described in a Certificate of Designations of Rights, Preferences, Privileges and Limitations attached hereto as Exhibit A (“Certificate of Designations”) in exchange solely for a portion of the Series 1 Notes through the cancellation of part of the principal and interest under the Series 1 Notes, as more fully described herein. Each share of Series A-2 Stock issuable hereunder is initially convertible into 100 shares of the Company’s Common Stock (the “Common Shares”). The Series A-2 Stock being sold to the Purchasers hereunder and the Common Shares that are issuable upon conversion of such Series A-2 Stock hereunder shall be referred to hereunder as the “Securities.”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchasers hereby agree as follows:

1. The Closing.

(a) Closing Date.  The “Closing Date” shall be the date on which the Company issues the Series A-2 Stock to the Purchasers pursuant to Section 1(c) below. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in Section 1(c) below.

(b) Closing.  Subject only to the satisfaction or waiver of the conditions set forth in Section 1(c) below, on the Closing Date, each Purchaser shall purchase at a purchase price per share of $40.00 (the “Purchase Price”) that number of shares of Series A-2 Stock determined by multiplying such Purchaser’s Pro Rata Portion (as defined below) by the quotient obtained by dividing $1,000,000 by the Purchase Price. The aggregate Purchase Price shall be paid solely by surrendering such Purchaser’s evidence of the Series 1 Notes in exchange for such shares of Series A-2 Stock by cancelling the applicable portion of the principal and interest under such Purchaser’s evidence of the Series 1 Notes. For purposes of this Agreement, Longview’s “Pro Rata Portion” shall equal 90.1627% and Alpha Capital’s “Pro Rata Portion” shall equal 9.8373%.

(c) Conditions to Closing.  The obligation of the Company to issue, and the obligation of the Purchasers to accept, the Series A-2 Stock in exchange for a portion of the Series 1 Notes shall be conditioned upon (i) the earlier to occur of either (1) the determination by the Supreme Court of the State of New York that Optex Systems, Inc. is the substantially prevailing party in its Complaint filed January 22, 2009 against TWL Group, LP for declaratory relief that the October 14, 2008 public foreclosure sale of the collateral conducted by Optex Systems, Inc. (the “Foreclosure Sale”) was commercially reasonable and in compliance with New York law, or (2) it being otherwise determined by a court of law that Optex Systems, Inc. is the substantially prevailing party in any Complaint filed by Timothy Looney, TWL Group, LP or their Affiliates related to the revocability of the Foreclosure Sale, or (3) Timothy Looney, TWL Group, LP or their Affiliates entering into an irrevocable settlement agreement with Purchasers related to the Foreclosure Sale, or (4) any Complaint filed by Timothy Looney, TWL Group, LP or their Affiliates related to the Foreclosure Sale is abandoned or dismissed, in either case with prejudice against the reinstitution of any claim in connection with the Foreclosure Sale; (ii) approval by the Company’s stockholders of the issuance of the Series A-2 Stock prior to December 31, 2009; (iii) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; (iv) the issuance to the Purchasers of a certificate representing the number of shares of Series A-2 Stock calculated pursuant to Section 1(b) above; and (v) the truth and accuracy of the representations and warranties of the Company set forth in Section 3 of this Agreement and the continuing truth and accuracy of such representations and warranties as of the Closing Date, except for such changes as would not have a Material Adverse Effect (as defined below). In the event that the condition set forth in clause (ii) above has not been satisfied by December 31, 2009, then Lenders shall no longer have any obligation to purchase from the Company, and the Company shall no longer have any obligation to issue to Lenders, any preferred stock described in this Agreement.

2. Purchasers’ Representations and Warranties.  Each Purchaser hereby represents and warrants to and agrees with the Company only as to such Purchaser that:

(a) Information on Company.  The Purchaser has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-K for the year ended September 28, 2008, and all periodic reports filed with the Commission thereafter, but not later than five days before the date of this Agreement (hereinafter referred to as the “Reports”). In addition, the Purchaser has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Purchaser has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Series A-2 Stock.

(b) Information on Purchaser.  The Purchaser is, and will be at the time of issuance of the Series A-2 Stock, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Purchaser is not a broker-dealer under Section 15 of the Exchange Act. The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Purchaser is accurate.

(c) Purchase of Securities.  The Purchaser is acquiring the Securities in the ordinary course of its business as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. The Purchaser acquired the Series 1 Notes for purposes of investment only in order to earn a profit in the form of interest. The Purchaser is not providing any consideration other than the Series 1 Notes in connection with the exchange of such Series 1 Notes for the Series A-2 Stock.

(d) Compliance with Securities Act.  The Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, such Purchaser may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. The term “Affiliate” when employed in connection with the Company includes each Subsidiary (as defined in Section 3(a)) of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(e) Restrictive Legend.   The shares of Series A-2 Stock issuable hereunder shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR BLUE SKY LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f) Communication of Offer.  The offer to sell the Securities was directly communicated to the Purchaser by the Company. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(g) Authority; Enforceability.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Purchaser and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Purchaser has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Purchaser relating hereto.

(h) No Governmental Review.  Each Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) Correctness of Representations.  Each Purchaser represents as to such Purchaser that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Purchaser otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(j) Survival.  The foregoing representations and warranties shall survive the Closing Date.

3. Company Representations and Warranties.  Except as set forth in a disclosure schedule delivered to the Purchasers on the date hereof (the “Disclosure Schedule”), the Company represents and warrants to and agrees with each Purchaser that:

(a) Due Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken individually, or in the aggregate, as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company’s Subsidiaries as of the date hereof are set forth on Schedule 3(a) hereto.

(b) Outstanding Stock.  All issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

(c) Authority; Enforceability.  This Agreement and any other agreements delivered to Purchasers together with this Agreement or in connection herewith to which the Company is a party (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company and Subsidiaries have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d) Additional Issuances.  There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or Subsidiaries or other equity interest in any of the Subsidiaries of the Company except as described on Schedule 3(d). The Common Stock of the Company on a fully diluted basis outstanding as of the last Business Day preceding the date hereof is set forth on Schedule 3(d). “Business Day” and “trading day” shall mean any day that the New York Stock Exchange is open for trading for three or more hours. On February 3, 2009, the Company completed its bridge offering of $1,000,000 through the issuance of secured promissory notes. Prior to the Closing Date, the Purchasers may convert the Series 1 Notes into shares of the Company’s Common Stock, or the Company may repay the Series 1 Notes in cash, in accordance with the terms of such Series 1 Notes. The first two sentences of Section 5.4 of that certain Memorandum of Understanding for Settlement and Debt Conversion, dated as of September 19, 2008 among the Company and the Purchasers, are deleted.

(e) Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its Affiliates is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, except for the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, stockholder approval, the notice by the Company to NCM regarding listing of additional shares, and applicable Blue Sky filings. The Transaction Documents and the Company’s performance of its obligations thereunder have been approved unanimously by the Company’s directors.

(f) No Violation or Conflict.  Except as set forth on Schedule 3(f) or in the Other Written Information, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Subsidiaries or over the properties or assets of the Company or any of its Subsidiaries, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or to which any of the properties of the Company or any of its Subsidiaries is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Subsidiaries is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Subsidiaries; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company.

(g) The Securities.  The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of conversion of the Series A-2 Stock and issuance of the Common Shares upon conversion therefor will be duly and validly issued, fully paid and nonassessable;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act, provided that the representations and warranties of the Purchasers hereunder shall remain true on the date of issuance of the Securities.

(h) Reporting Company.   The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of common stock registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(i) Information Concerning Company.  The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the latest financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company’s business, financial condition or affairs not disclosed in the Reports (it being understood that by signing this Agreement, the Purchasers shall be deemed to have agreed in writing to receiving such Other Written Information and Schedules). The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(j) No Market Manipulation.  The Company will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(k) Listing.  As of the date of this Agreement, the Company’s common stock is listed on the Nasdaq Capital Market under the symbol IRSN.

(l) Stop Transfer.  The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required in order to facilitate compliance with applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Purchaser.

(m) Not an Integrated Offering.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or the rules and regulations of the NCM which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n) No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o) Dilution.  The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has unanimously concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Common Shares upon conversion of the Series A-2 Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(p) No Disputes with Accountants.  There are no disputes of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants.

(q) Subsidiary Representations.  The Company makes each of the representations contained in Sections 3(a), (b), (c), (d), (e), (f) and (p) of this Agreement, as same may relate to each Subsidiary of the Company, with the same qualifications to each such representation.

(r) DTC Status/Transfer Agent.  The Company’s transfer agent is eligible to participate in and the Common Stock is eligible for transfer through DWAC pursuant to the Depository Trust Company Automated Securities Transfer Programs, subject to any restrictions imposed by securities laws. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent are set forth on Schedule 3(r) hereto.

(s) Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Purchasers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

(t) Bankruptcy.   The Company has no plan to file for protection under any federal or state bankruptcy or debtor protection law or regulation.

(u) Survival.  The foregoing representations and warranties shall survive the Closing Date.

4. Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Purchasers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 3(a)(9), Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. Provided that the representations and warranties of the Purchasers contained herein are true and accurate on the Closing Date and that no facts have changed since the date of this Agreement, the Company will provide on the Closing Date an opinion reasonably acceptable to such Purchasers from the Company’s legal counsel in the form annexed hereto as Exhibit B opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by the Purchasers. The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Series A-2 Stock pursuant to an effective registration statement, Rule 144, as amended, under the 1933 Act (“Rule 144”) or an exemption from registration.

5. Covenants of the Company.  The Company covenants and agrees with the Purchasers as follows:

(a) Stop Orders.  The Company will advise the Purchasers, within twenty-four hours after the Company receives notice of issuance by the Commission, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)) or any other trading or listing market, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Market Regulations.  The Company shall notify the Commission, Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers and promptly provide copies thereof to Purchasers.

(c) Reservation.  Prior to the Closing Date, the Company will reserve from its authorized but unissued Common Stock, on behalf of the Purchasers, 150% of the amount of Common Stock required to allow conversion of all of the Series A-2 Stock issued pursuant to this Agreement at the conversion price in effect on the Closing Date (“Required Reservation”). Failure to have reserved the Required Reservation on or prior to the Closing Date (or such later date as may be approved with the consent of the holders of Series A-2 Stock) shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Certificate of Designations.

(d) Confidentiality/Public Announcement.  From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Common Shares have been resold or transferred by all the Purchasers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K, Form 10-K, Form 10-Q, Form D, Principal Market notices, Proxy or the Registration Statement, it will not disclose publicly or privately the identity of the Purchasers unless expressly agreed to in writing by a Purchaser (which approval will not be unreasonably withheld or delayed) or only to the extent required by law and then only upon five days prior notice to Purchaser. Notwithstanding the foregoing, the Company and Purchasers agree that a copy of this Agreement may be required to be filed with the Commission. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the date this Agreement is fully executed. In the Form 8-K or public announcement, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing.

(e) Non-Public Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have agreed in writing to receive such information or has designated an agent of Purchaser to receive such information on its behalf. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(f) Offering Restrictions.  Until the expiration of the “Exclusion Period,” which shall be until the earlier of (i) 180 days following the Closing Date or (ii) the date on which the Company repays its debt obligations to the Purchasers, except for the Excepted Issuances (as defined in the Certificate of Designations) and any debt or equity offering with net proceeds to the Company of at least $2,000,000, the Company will not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Purchasers, which consent may be withheld for any reason. For so long as the Series A-2 Stock remains outstanding, except for the Excepted Issuances (as defined in the Certificate of Designations) and any debt or equity offering with net proceeds to the Company of at least $2,000,000, the Company will not enter into any equity line of credit or similar bank financing agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights, except with the consent of the Purchasers. The restriction described in the previous sentence shall only apply for 365 calendar days following the date hereof.

(g) Delivery of Unlegended Shares.  Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Common Shares held by a Purchaser have been sold pursuant to Rule 144, (ii) a representation that the requirements of Rule 144 have been satisfied, and (iii) the original share certificates representing the Common Shares that have been sold, and (iv) customary representation letters of the Purchaser and/or Purchaser’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Purchaser) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 2(e) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Shares certificate, if any, to the Purchaser at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and such Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

6. Broker.

The Company on the one hand, and each Purchaser (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company and each Purchaser represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the sale of the Series A-2 Stock to the Purchasers.

7. Covenants of the Company and Purchaser Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Purchasers, the Purchasers’ officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto; or (iii) any claim filed by Timothy Looney, TWL Group, LP or their Affiliates in a court of law directly related to this Agreement.

(b) In no event shall the liability of any Purchaser or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Purchaser upon the sale of the Common Shares.

(c) The Purchaser’s indemnification rights and rights of enforcement and the right to receive indemnification related payments will continue to be due and exercisable pursuant to the terms of the documents giving rise to such rights.

8. Miscellaneous.

(a) Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Irvine Sensors Corporation, 3001 Red Hill Avenue, Costa Mesa, CA 92650, Attn: Chief Financial Officer, facsimile: (714) 444-8773, with a copy by facsimile only to: Dorsey & Whitney LLP, 38 Technology Drive, Irvine, CA 92618, Attn: Ellen S. Bancroft, Esq., facsimile: (949) 271-5318, and (ii) if to the Purchasers, to: the one or more addresses and facsimile numbers indicated on the signature pages hereto, with an additional copy by facsimile only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, facsimile: (212) 697-3575.

(b) Entire Agreement; Assignment; Waiver.   This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Purchasers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned or waived without prior notice to and the written consent of the Purchasers.

(c) Counterparts/Execution.   This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e) Specific Enforcement, Consent to Jurisdiction.   The Company and each Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 8(d) hereof, each of the Company, the Purchasers and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Independent Nature of Purchasers.   The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase Securities has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(g) Consent.   As used in the Agreement, “consent of the Purchasers” or similar language means the consent of holders of not less than 80% of the Series A-2 Stock then outstanding.

(h) Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the parties to the Transaction Documents.

(i) No Waiver.   Nothing in the Transaction Documents shall be deemed a waiver, extension or modification by Purchasers of any of their rights under any other agreement between or among them and the Company. Nothing in the Transaction Documents shall be deemed extension of any time period, waiver or forebearance of any obligation of the Company in any such other agreement. All such other agreements remain in full force and effect. Without limiting the foregoing, the Purchasers are specifically not waiving any anti-dilution, ratchet or similar rights in connection with the Company.

(j) Expenses.   The Company shall pay Purchasers’ legal expenses in connection with this Agreement and the release of Purchasers’ security interest in certain assets of the Company in the amount of $25,000.

[THIS SPACE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

IRVINE SENSORS CORPORATION,
a Delaware corporation

By:	/s/ JOHN J. STUART
Name: John J. Stuart

Title:	Senior Vice President and
Chief Financial Officer

Dated: March 18, 2009

	No. of Shares	Debt Exchanged
of Series A-2
	Stock	Total Purchase
Purchaser	Purchased	Price	Principal	Interest
LONGVIEW FUND, LP 600 Montgomery Street, 44th Floor San Francisco, CA 94111 Fax: (415) 981-5301
By: /s/ S. MICHAEL RUDOLPH
(Signature)
Print Name: S. Michael Rudolph

Title: CFO-Investment Advisor

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

Please acknowledge your acceptance of the foregoing Stock Purchase Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

IRVINE SENSORS CORPORATION
a Delaware corporation

By:	/s/ JOHN J. STUART
Name: John J. Stuart

Title:	Senior Vice President and
Chief Financial Officer

Dated: March 18, 2009

	No. of Shares	Debt Exchanged
of Series A-2
	Stock	Total Purchase
Purchaser	Purchased	Price	Principal	Interest
ALPHA CAPITAL ANSTALT		$
Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196

By: /s/ KONRAD ACKERMAN
(Signature)
Print Name: Konrad Ackerman

Title: Director

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